NORTHROP GRUMMAN CORPORATION

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-59815, 033-59853, 333-03959, 333-68003, 333-67266, 333-61936, 333-100179, 333-107734, 333-121104, 333-125120 and 333-127317 on Form S-8; Registration Statement Nos. 333-78251, 333-85633, 333-71290 and 333-77056 on Form S-3; and Registration Statement Nos. 333-40862, 333-54800 and 333-83672 on Form S-4 of our reports dated February 20, 2007, relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of a new accounting standard) of Northrop Grumman Corporation and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 2006.

/s/  Deloitte & Touche LLP

Los Angeles, California
February 20, 2007